UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2007 (February 19, 2007)
MBI Financial, Inc.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
2-42114
(Commission File Number)
75-1310613
(IRS Employer Identification No.)
1845 Woodall Rogers, Suite 1225 — Dallas, TX (75201)
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 468-0000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
SIGNATURES
Purchase Agreement - Barron's Family Trust
Warrant Issued to Barron's Family Trust
Purchase Agreement - Andre Nolan Dawson Family Trust
Warrant Issued to Andre Nolan Dawson Family Trust
Purchase Agreement - Richard M Moss
Warrant Issued to Richard M Moss

FORM 8-K
MBI, Inc.
Section 3 — Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities
On February 19, 2007, we received total proceeds of $1,000,000 from the sale of our preferred stock (a total of 1,000 shares) to three “accredited investors” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Act). To each of the accredited investors, a warrant was issued to purchase shares of our common stock at $.40. The total number of shares represented by these warrants is 1,500,000 and the warrants expire in five years from the date of issuance. In connection with this sale we issued 500,000 shares of our common stock and a warrant to purchase an additional 500,000 shares at an exercise price of $.40. The warrant expires five years from the date of issuance.
(d) Exhibits

Exhibit No.	Description

10.1	Purchase Agreement for 300 shares of preferred stock sold to Barron’s Family Trust.

10.2	Warrant issued to Barron’s Family Trust for 450,000 shares of our common stock.

10.3	Purchase Agreement for 350 shares of preferred stock sold to Andre Nolan Dawson Family Trust.

10.4	Warrant issued to Andre Nolan Dawson Family Trust for 525,000 shares of our common stock.

10.5	Purchase Agreement for 350 shares of preferred stock sold to Richard M. Moss.

10.6	Warrant issued to Richard M. Moss for 525,000 shares of our common stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBI Financial, Inc.
(Registrant)

Date: February 23 ,2007

/s/ Patrick McGeeney

Patrick McGeeney, Chairman, President and Chief Executive Officer